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                 KENT ELECTRONICS CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                                                                     EXHIBIT 11
                     (In thousands, except per share data)
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                                           For the Thirteen Weeks Ended       For the Thirteen Weeks Ended
                                                September 26, 1998                 September 27, 1997
                                           ----------------------------       ----------------------------
                                           Earnings           Per-Share                          Per-Share
                                            (Loss)   Shares    Amount         Earnings   Shares    Amount
                                           --------  ------   ---------       --------   ------  ---------
BASIC EARNINGS PER SHARE
Net earnings (loss)                        $(3,521)  27,603   $ (0.13)        $ 9,605    26,430    $ 0.36
                                                              ========                             ======
EFFECT OF DILUTIVE SECURITIES
Excess of shares issuable upon
  exercise of stock options over
  shares deemed retired utilizing
  the treasury stock method                      -        -                         -     1,868
                                           -------    ------                  -------    ------

DILUTED EARNINGS PER SHARE

Net earnings (loss) plus assumed
  conversions                              $(3,521)  27,603   $ (0.13)        $9,605     28,298    $ 0.34
                                           ========  =======  ========        ======     =======   ======


                                           For the Twenty-Six Weeks Ended     For the Twenty-Six Weeks Ended
                                                September 26, 1998                 September 27, 1997
                                           ------------------------------     ------------------------------
                                                              Per-Share                          Per-Share
                                            Earnings Shares    Amount         Earnings   Shares    Amount
                                           --------- ------   -----------     --------   ------  -----------
BASIC EARNINGS PER SHARE

Net earnings                                  $587   27,408   $ 0.02          $18,380    26,343    $ 0.70
                                                              ======                               ======

EFFECT OF DILUTIVE SECURITIES
Excess of shares issuable upon
  exercise of stock options over
  shares deemed retired utilizing
  the treasury stock method                      -      524                         -    1,687
                                              ----   ------                   --------  ------

DILUTED EARNINGS PER SHARE

Net earnings plus assumed conversions         $587   27,932   $ 0.02          $18,380    28,030    $ 0.66
                                              ====   ======   ======          =======    ======    ======

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